Exhibit 99.4

Great Elm Group, Inc.

Pro Forma Financial Statements

(Unaudited)

INTRODUCTION

Transactions with JPM

On December 30, 2022, Great Elm Group, Inc. (“GEG”) and its wholly-owned subsidiary, Great Elm FM Acquisition, Inc. (“FM Acquisition”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with J.P. Morgan Broker-Dealer Holdings Inc. (“JPM”) to sell 61 shares of the common stock, $0.001 par value per share, of Forest Investments, Inc. (“Forest”) owned by FM Acquisition and GEG, which shares constitute 61% of the issued and outstanding shares of Forest’s common stock, to JPM for approximately $18.4 million in cash.

In connection with the Stock Purchase Agreement, GEG, JPM and Forest entered into an amended and restated stockholders’ agreement (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, from January 17, 2023 until February 17, 2023, GEG may sell the remaining shares of Forest’s common stock owned by GEG, which shares constitute 19% of the issued and outstanding shares of Forest’s common stock, to Forest for fair market value (approximately $26.5 million in cash). Upon execution of the Stock Purchase Agreement, Forest is deconsolidated from GEG and GEG's remaining 19% interest in Forest is presented as an investment recorded at fair value. If GEG exercises its put option (the “Put Option”) to sell its remaining shares of Forest’s common stock, the total consideration received by GEG in connection with the transactions contemplated by the Stock Purchase Agreement and the Stockholders Agreement is expected to be approximately $44.9 million in cash. We have determined that the exercise of the Put Option is probable of occurring, and have therefore separately included the impacts of the Put Option exercise in the Unaudited Pro Forma Financial Information below. The transactions with JPM do not meet the criteria for presentation as discontinued operations.

Forest Note

In connection with the transactions with JPM, on December 29, 2022, GEG and FM Acquisition issued a promissory note (the “Note”) in favor of Forest in an aggregate principal amount equal to approximately $38.1 million, in exchange for the transfer to FM Acquisition of $3.3 million of Series A-1 preferred interests held by Forest in Great Elm Healthcare, LLC (“HC LLC”) and $34.0 million of Series A-2 preferred interest held by Forest in HC LLC plus, in each case, accrued dividends thereon to the date of transfer.

Sale of HC LLC

On January 3, 2023, GEG’s wholly-owned subsidiary, Great Elm DME Holdings, Inc., along with the minority owners of HC LLC, entered into an agreement (the "Purchase Agreement") with QHM Holdings, Inc., a subsidiary of Quipt Home Medical Corp. ("Quipt"), to sell 100% of the outstanding membership interests in HC LLC to Quipt for $80.0 million, consisting of approximately $72.8 million in cash, $5.2 million of indebtedness assumed by Quipt and $2.0 million in shares of Quipt common stock based on the 20 day volume weighted average price of Quipt’s common stock for the period ending on and including the second business day prior to the closing of the transaction.

HC LLC specializes in the distribution of respiratory care equipment, including primarily positive air pressure equipment and supplies, ventilators and oxygen equipment and operates in Arizona, Nebraska, Kansas, Missouri, Oregon, Washington and Alaska. Wholly-owned subsidiaries include Advanced Medical DME, LLC; Alliance Home Care & Mobile Diagnostics, LLC; Focus Respiratory, LLC; Heartland Health Therapy, LLC; Northwest Medical, LLC; PM Sleep Lab, LLC; Rejuvenight, LLC; RTA Homecare, LLC and United Respiratory Services, LLC.

The transaction contemplated by the Purchase Agreement closed contemporaneously with its signing. The sale of HC LLC satisfies the criteria for presentation as discontinued operations.

The following unaudited pro forma condensed consolidated financial statements ("Unaudited Pro Forma Financial Information") are presented to illustrate the effects of the transaction on GEG’s historical results of operations. The Unaudited Pro Forma Financial Information is based upon the historical consolidated financial statements and notes thereto of GEG, including segment disclosures relating to the GEG's durable medical equipment business (primarily consisting of HC LLC), and should be read in conjunction with:

•
the audited consolidated financial statements and the accompanying notes of GEG included in GEG’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022; and
•
the unaudited condensed consolidated financial statements and the accompanying notes of GEG included in GEG’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022.

The historical consolidated financial information of GEG have been adjusted in the Unaudited Pro Forma Financial Information to give effect to pro forma events that are (1) directly attributable to the transactions with JPM and sale of HC LLC, (2) factually supportable and (3) with respect to the consolidated statements of operations, expected to have a continuing impact on the results of GEG. The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 has been prepared to give effect to the sale of HC LLC and transactions with JPM as if they had been completed on September 30, 2022. The unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 2022 and the fiscal years ended June 30, 2022 and 2021 have been prepared to reflect the sale of HC LLC as if it had been completed on July 1, 2020, the first day of GEG’s earliest fiscal year presented, and the transactions with JPM as if they had been completed on July 1, 2021, the first day of the most recent fiscal year.

The Unaudited Pro Forma Financial Information was prepared in accordance with the regulations of the United States Securities and Exchange Commission and is not necessarily indicative of the financial position or results of operations that would have occurred if the disposition of HC LLC and transactions with JPM had been completed on the dates indicated, nor is it indicative of the consolidated future operating results or financial position of GEG. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the Unaudited Pro Forma Financial Information.

Great Elm Group, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2022 (in thousands, except share amounts)

ASSETS	GEG Historical	Sale of HC LLC	Note 2	Sale of 61% Interest in Forest	Note 2	Sale of 19% Interest in Forest	Note 2	GEG Pro Forma
Current assets:
Cash and cash equivalents	$23,265	$63,310	(b)	$(19,934)	(i)	$26,491	(l)	$93,132
Accounts receivable	5,854	(5,854)	(a)	-		-		-
Related party receivables	2,578	-		(286)	(h)	-		2,292
Investments, at fair value (cost $62,531)	40,624	2,000	(c)	(6,311)	(j)	(2,725)	(m)	33,588
Inventories	1,017	(1,017)	(a)	-		-		-
Prepaid and other current assets	1,391	(395)	(a)	-		-		996
Total current assets	74,729	58,044		(26,531)		23,766		130,008
Property and equipment, net	503	(474)	(a)	-		-		29
Equipment held for rental, net	7,923	(7,923)	(a)	-		-		-
Identifiable intangible assets, net	18,592	(5,633)	(a)	-		-		12,959
Goodwill	52,463	(52,463)	(a)	-		-		-
Right of use assets	3,815	(3,062)	(a)	-		-		753
Other assets	253	(165)	(a)	-		-		88
Total assets	$158,278	$(11,676)		$(26,531)		$23,766		$143,837
LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,340	$(6,126)	(a)	$-		$-		$214
Accrued expenses and other liabilities	5,814	(1,886)	(d)	(794)	(h)	-		3,134
Deferred revenue	1,250	(1,250)	(a)	-		-		-
Current portion of related party payables	73	-		-		-		73
Current portion of lease liabilities	1,684	(1,316)	(a)	-		-		368
Current portion of related party notes payable	5,661	-		-		-		5,661
Current portion of equipment financing debt	3,909	(3,909)	(a)	-		-		-
Total current liabilities	24,731	(14,487)		(794)		-		9,450
Lease liabilities, net of current portion	2,342	(1,882)	(a)	-		-		460
Long term debt (face value $26,945)	25,597	-		-		-		25,597
Related party payables	1,050	-		-		-		1,050
Convertible notes (face value $36,085, including $15,133 held by related parties)	35,216	-		-		-		35,216
Redeemable preferred stock of subsidiaries (held by related parties, face value $35,417)	34,450	(310)	(a)	(34,140)	(h)	-		-
Other liabilities	977	(448)	(e)	-		-		529
Total liabilities	124,363	(17,127)		(34,934)		-		72,302
Contingently redeemable non-controlling interest	2,887	(2,887)	(a)	-		-		-
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-		-		-		-
Common stock, $0.001 par value; 350,000,000 shares authorized and 30,046,829 shares issued and 28,774,320 outstanding	29	-		-		-		29
Additional paid-in-capital	3,313,597	-		-		-		3,313,597
Accumulated deficit	(3,287,587)	10,315	(a)	11,415		23,766		(3,242,091)
Total Great Elm Group, Inc. stockholders' equity	26,039	10,315		11,415		23,766		71,535
Non-controlling interests	4,989	(1,977)	(a)	(3,012)	(h)	-		-
Total stockholders' equity	31,028	8,338		8,403		23,766		71,535
Total liabilities, non-controlling interest and stockholders' equity	$158,278	$(11,676)		$(26,531)		$23,766		$143,837

Great Elm Group, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended September 30, 2022 (in thousands, except per share amounts)

	GEG Historical	Sale of HC LLC	Note 2	Sale of 61% Interest in Forest	Note 2	Sale of 19% Interest in Forest	Note 2	Pro forma GEG
Revenues:
Durable medical equipment sales and services revenue	$11,028	$(11,028)	(a)	$-		$-		$-
Durable medical equipment rental income	5,691	(5,691)	(a)	-		-		-
Investment management revenue	1,860	-		-		-		1,860
Total revenues	18,579	(16,719)		-		-		1,860

Operating costs and expenses:
Cost of durable medical equipment sold and services	4,340	(4,340)	(a)	-		-		-
Cost of durable medical equipment rentals	2,050	(2,050)	(a)	-		-		-
Durable medical equipment other operating expenses	8,971	(8,971)	(a)	-		-		-
Investment management expenses	1,989	-		-		-		1,989
Depreciation and amortization	681	(387)	(a)	-		-		294
Selling, general and administrative	1,487	-		(1)	(h)	-		1,486
Expenses of consolidated funds	46	-		-		-		46
Total operating costs and expenses	19,564	(15,748)		(1)		-		3,815
Operating loss	(985)	(971)		1		-		(1,955)
Dividends and interest income	1,473	-		(287)	(h)	-		1,186
Net realized and unrealized loss on investments	(6,797)	-		1,058	(k)	181	(n)	(5,558)
Net realized loss on investments of consolidated funds	(16)	-		-		-		(16)
Interest expense	(1,996)	21	(a)	835	(h)	-		(1,140)
Loss on extinguishment of debt	(23)	23	(a)	-		-		-
Other income, net	1	(1)	(a)	-		-		-
Loss, before income taxes	(8,343)	(928)		1,607		181		(7,483)
Income tax expense	(196)	196	(f)	-		-		-
Net loss	$(8,539)	$(732)		$1,607		$181		$(7,483)
Less: net loss attributable to non-controlling interest	(248)	(1,324)	(a)	1,564	(h)	-		(8)
Net loss attributable to Great Elm Group, Inc.	$(8,291)	$592		$43		$181		$(7,475)
Net loss per share
Basic and diluted	$(0.29)							$(0.26)
Weighted average shares outstanding
Basic and diluted	28,543							28,543

Great Elm Group, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2022 (in thousands, except per share amounts)

	GEG Historical	Sale of HC LLC	Note 2	Sale of 61% Interest in Forest	Note 2	Sale of 19% Interest in Forest	Note 2	Pro forma GEG
Revenues:
Durable medical equipment sales and services revenue	$41,720	$(41,720)	(a)	$-		$-		$-
Durable medical equipment rental income	21,738	(21,738)	(a)	-		-		-
Investment management revenue	4,516	-		-		-		4,516
Total revenues	67,974	(63,458)		-		-		4,516

Operating costs and expenses:
Cost of durable medical equipment sold and services	16,795	(16,795)	(a)	-		-		-
Cost of durable medical equipment rentals	7,149	(7,149)	(a)	-		-		-
Durable medical equipment other operating expenses	33,143	(33,143)	(a)	-		-		-
Investment management expenses	6,616	-		-		-		6,616
Depreciation and amortization	2,261	(1,737)	(a)	-		-		524
Selling, general and administrative	5,982	-		(39)	(h)	-		5,943
Expenses of consolidated funds	135	-		-		-		135
Total operating costs and expenses	72,081	(58,824)		(39)		-		13,218
Operating loss	(4,107)	(4,634)		39		-		(8,702)
Dividends and interest income	3,161	-		(565)	(h)	-		2,596
Net realized and unrealized loss on investments	(7,571)	-		(163)	(k)	(171)	(n)	(7,905)
Net unrealized loss on investments of consolidated funds	(525)	-		-		-		(525)
Interest expense	(5,786)	241	(a)	3,314	(h)	-		(2,231)
Loss on extinguishment of debt	(190)	190	(a)	-		-		-
Other income, net	2	(2)	(a)	-		-		-
Loss, before income taxes	(15,016)	(4,205)		2,625		(171)		(16,767)
Income tax expense	(21)	(62)	(f)	-		-		(83)
Net loss	$(15,037)	$(4,267)		$2,625		$(171)		$(16,850)
Less: net loss attributable to non-controlling interest	(144)	828	(a)	(905)	(h)	-		(221)
Net loss attributable to Great Elm Group, Inc.	$(14,893)	$(5,095)		$3,530		$(171)		$(16,629)
Net loss per share
Basic and diluted	$(0.56)							$(0.62)
Weighted average shares outstanding
Basic and diluted	26,784							26,784

Great Elm Group, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended June 30, 2021 (in thousands, except per share amounts)

	GEG Historical	Sale of HC LLC	Note 2	Pro forma GEG
Revenues:
Durable medical equipment sales and services revenue	$37,460	$(37,460)	(a)	$-
Durable medical equipment rental income	20,183	(20,183)	(a)	-
Investment management revenue	3,210	-		3,210
Total revenues	60,853	(57,643)		3,210

Operating costs and expenses:
Cost of durable medical equipment sold and services	16,881	(16,881)	(a)	-
Cost of durable medical equipment rentals	6,950	(6,950)	(a)	-
Durable medical equipment other operating expenses	28,917	(28,917)	(a)	-
Investment management expenses	3,492	-		3,492
Depreciation and amortization	2,383	(1,909)	(a)	474
Selling, general and administrative	5,892	-		5,892
Expenses of consolidated funds	75	-		75
Total operating costs and expenses	64,590	(54,657)		9,933
Operating loss	(3,737)	(2,986)		(6,723)
Dividends and interest income	2,963	-		2,963
Net realized and unrealized gain on investments	155	-		155
Net unrealized gain on investments of consolidated funds	545	-		545
Interest expense	(4,949)	1,617	(a)	(3,332)
Loss on extinguishment of debt	(1,866)	1,866	(a)	-
Other income, net	45	(45)	(a)	-
Loss, before income taxes	(6,844)	452		(6,392)
Income tax expense	(1,675)	1,702	(f)	27
Net loss from continuing operations	(8,519)	2,154		(6,365)
Less: net loss attributable to non-controlling interest, continuing operations	(648)	(88)	(g)	(736)
Net loss from continuing operations attributable to Great Elm Group, Inc.	$(7,871)	$2,242		$(5,629)
Net loss from continuing operations per share
Basic and diluted	$(0.31)			$(0.22)
Weighted average shares outstanding
Basic and diluted	25,722			25,722

Great Elm Group, Inc.

Notes to Pro Forma Financial Statements

(Unaudited)

1. BASIS OF PRESENTATION

The Unaudited Pro Forma Financial Information present the impact of the sale of HC LLC and transactions with JPM on our financial position and results of operations. The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 is presented as if the sale of HC LLC and the transactions with JPM had been completed on September 30, 2022. The unaudited pro forma condensed consolidated statements of operations for the years ended June 30, 2022 and 2021 and three months ended September 30, 2022 assume the sale of HC LLC was completed on July 1, 2020 and the transactions with JPM were completed on July 1, 2021.

The Unaudited Pro Forma Financial Information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the sale of HC LLC and transactions with JPM been completed as of the dates indicated above or the results that may be attained in the future.

2. UNAUDITED PRO FORMA ADJUSTMENTS

The Unaudited Pro Forma Financial Information include the following pro forma adjustments to give effect to the sale of HC LLC and transactions with JPM:

(a)
To eliminate assets, liabilities and non-controlling interests of HC LLC as of September 30, 2022, as well as revenue, costs of revenue, operating and other expenses of HC LLC for the three months ended September 30, 2022 and for the years ended June 30, 2022 and 2021.
(b)
To record net cash proceeds of $63.3 million to Great Elm Group, Inc. and subsidiaries from the sale of HC LLC based on their common and preferred stock interests in HC LLC. These proceeds are net of seller transaction costs of $3.3 million, which consist primarily of professional services fees and employee incentive bonuses.
(c)
To record the shares of Quipt common stock received for the sale of HC LLC.
(d)
To eliminate accrued expenses and other liabilities of HC LLC of $3.1 million and record obligations in respect to an estimated $1.2 million in pending distributions to the 19.9% non-controlling interest holders of HC LLC upon the final resolution of transaction contingencies.
(e)
GEG has significant federal and state net operating loss carryforwards and maintains a full valuation allowance against its outstanding net deferred tax assets. However, due primarily to indefinite-lived deferred tax liabilities associated with goodwill recognized at HC LLC, GEG had recorded $0.4 million in deferred tax liabilities as of September 30, 2022. Accordingly, the pro forma adjustments remove these tax effects upon the derecognition of goodwill in conjunction with the transaction.
(f)
To record the estimated income tax effect of the pro forma adjustments. The income tax provision adjustment upon the sale of HC LLC was determined by calculating the tax provision with and without the inclusion of HC LLC.
(g)
To allocate the effect of pro forma adjustments to the 19.9% non-controlling interest holders of HC LLC.
(h)
To deconsolidate assets, liabilities and non-controlling interests of Forest as of September 30, 2022, as well as operating expenses, interest expense, and dividends and interest income of Forest for the three months ended September 30, 2022 and for the year ended June 30, 2022.
(i)
To deconsolidate $0.2 million in cash and cash equivalents held by Forest as of September 30, 2022 and recognize the use of $38.1 million of cash for the settlement of the Forest Note, partially offset by $18.4 million of cash proceeds received by GEG upon sale of the 61% interest in Forest to JPM. Transaction costs of $0.4 million were reimbursed by JPM.

(j)
To deconsolidate investments at fair value held directly by Forest as of September 30, 2022 and to recognize the remaining 19% investment in Forest at fair value upon sale of the 61% interest in Forest to JPM.

(k)
To deconsolidate net realized and unrealized losses on investments held by Forest of $1.3 million and record unrealized loss on the remaining 19% investment in Forest of $0.2 million for the three months ended September 30, 2022, and to deconsolidate net realized and unrealized gains on investments held by Forest of $0.4 million and record unrealized gain on the remaining 19% investment in Forest of $0.2 million for the year ended June 30, 2022.
(l)
To record the $26.5 million in cash proceeds currently estimated to be received upon the GEG's probable exercise of the Put Option (sale of the remaining 19% interest in Forest).
(m)
To eliminate the remaining 19% investment in Forest at fair value upon the probable exercise of the Put Option (sale of the remaining 19% interest in Forest).
(n)
To eliminate unrealized gain or loss, as applicable, on the investment in Forest upon the probable exercise of the Put Option (sale of the remaining 19% interest in Forest).